Exhibit 1.01

Interlink Electronics

Conflict
Minerals

Au
Gold
Ta
Tantalum
W
Tungsten
Sn
Tin

Conflict Minerals Report 2022

Calendar Year 2022

INTERLINK ELECTRONICS, INC.

Conflict Minerals Report
For the Calendar Year Ended December 31, 2022

1.	Introduction

This Conflict Minerals Report (“Report”) of Interlink Electronics, Inc. has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period January 1, 2022 to December 31, 2022. As used in this Report and unless otherwise expressly stated or the context otherwise requires, all references to “Interlink,” “we,” “our,” “Company” and similar references are references to Interlink Electronics, Inc. and its consolidated subsidiaries.

The U.S. Securities and Exchange Commission (SEC) Final Conflict Minerals Rule  (SEC Final Rule)1 requires a three-step compliance process: the first step is determining the applicability of the rule; the second step is conducting a “reasonable country of origin inquiry” (RCOI) to determine whether or not there is reason to believe that tin, tungsten, tantalum or gold (3TG), also referred to as conflict minerals, from the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”) are present in the company’s products or are from recycled or scrap sources; and if so, the third step is conducting due diligence to determine the source and origin of those conflict minerals based on the facilities (smelter or refiners, “SORs”) in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance 2) to meet the SEC regulatory requirements.

The first step in SEC Final Rule compliance is examining rule applicability to Interlinks activities. According to the Final Rule, there are four decision criteria: (1) whether the organization files reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act; (2) whether the organization manufactures or contracts to manufacture products; (3) whether conflict minerals are “necessary to the functionality” or “necessary to the production” of such products and (4) whether the necessary conflict minerals were outside the supply chain prior to January 31, 2013.3

Interlink engaged a third-party consulting firm, Source Intelligence (https://www.sourceintelligence.com/), to assist with the collection of information about the presence and sourcing of conflict minerals used in the products and components supplied to us. We provided a list of Tier 1 suppliers determined to be in-scope for regulatory purposes to Source Intelligence. Based on Interlink Electronics’ influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in Rule 13p-1) and potential use of 3TG these suppliers were engaged following the RCOI process described below.

1 Securities and Exchange Commission, 17 CFR Parts 240 and 249b, http://www.sec.gov/rules/final/2012/34-67716.pdf.

2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

3 Conflict minerals are considered “outside the supply chain” if they were smelted or refined or were outside of a covered country prior to January 31, 2013.

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2.	Company Overview

Interlink designs, develops, manufactures, and sells a range of force-sensing and related technologies that incorporate our proprietary materials technology, firmware, and software into a portfolio of standard sensor-based products and custom sensor-system solutions. These include sensor components, sub-assemblies, modules, and products that support effective, efficient cursor control and novel three-dimensional user inputs. Our human machine interface technology platforms are deployed in a wide range of markets including consumer electronics, automotive, industrial, and medical. In December 2022, Interlink US acquired two leading companies in electrochemical gas-sensing technology for industry, community, health, and home, providing custom solutions, advanced sensors, innovative products, and services. KWJ Engineering and SPEC Sensors have 30 years’ experience in developing gas sensors and solutions. Their products have uses in fields such as carbon monoxide and ozone detection and air quality monitoring. The Conflict Minerals reporting rule permits a reporting company acquires another company that manufactures or contracts for the manufacture of products which potentially contain conflict minerals and that previously had not been required to file a Form SD report for those minerals, may delay the reporting on the acquired company’s products until the end of the first calendar year that begins no sooner than eight months after the closing date of the acquisition. As such this current report does not include the products of KWJ Engineering and SPEC Sensors. These will be included in the next reporting period.

3.	Conflict Minerals Policy

We have adopted a Conflict Minerals Policy that states our commitment to ethical business conduct and the responsible sourcing of minerals throughout our global supply chain. The Conflict Minerals Policy is available on our website at www.interlinkelectronics.com under “About Us - Environment and Sustainability”

4.	Supply Chain and Reasonable Country of Origin Inquiry

We determined that certain conflict minerals are necessary to the functionality of one or more of our products that we manufactured or had manufactured during the Reporting Period, and thus conducted a reasonable country of origin inquiry (RCOI) to determine whether any conflict minerals necessary to the functionality or production of such products originated in the Covered Countries or are from recycled or scrap sources. We established an internal team responsible for the reasonable country of origin inquiry, which included employees involved with material procurement.

We contract with numerous suppliers that contribute to the manufacture of our products, and are several levels removed from the smelters or refiners (“SORs”) that process the minerals used in our products and from the mines of origin for those minerals. Interlink does not purchase raw ore or unrefined conflict minerals, and we made no purchases in the Covered Countries. As a result, in conducting our RCOI, we necessarily relied upon our suppliers to provide conflict minerals sourcing information and identify those SORs that represent the sources of conflict minerals in our supply chain.

4.1	Reasonable Country of Inquiry Process

The RCOI began with an evaluation of our suppliers who provided materials, components or products that became part of products we manufactured or contracted to be manufactured in 2022 which contained or were likely to contain conflict minerals necessary to the production or functionality of those products.

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A total of 37 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. The response rate among these suppliers was 76%.

Of these responding suppliers, 36% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to Interlink Electronics. Based on Source Intelligence’s smelter/refiner database4, and as shown in the CMCP Data Summary, there was an indication of DRC sourcing for 48 out of 235 verified smelters/refiners.

Each of the Identified Suppliers was contacted by introductory email containing a registration and survey request link for an on-line data collection platform. The Identified Suppliers were asked to provide information about the presence and sourcing of conflict minerals used in the products and components supplied to Interlink, with the ultimate objective of identifying for any conflict minerals the SORs and the associated mine countries of origin. To collect this information, the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (CMRT), versions 6.22 or higher was used. If an Identified Supplier failed to respond to our request for information or provided an incomplete or insufficient response, we sent follow-up inquiries requesting a complete response. In addition, supplier responses were evaluated for plausibility, consistency and gaps, and Identified Suppliers were contacted if any of the following quality control issues were identified:

•	One or more smelter or refiners (SORs) were listed for an unused metal;

•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor ;

•	Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region;

4 Source Intelligence maintains a smelter/refiner database to document which companies are known metal processors (i.e., verified), which companies are exclusive recyclers, mine country of origin information, and DRC conflict-free certification status. Source Intelligence collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified smelters/refiners are flagged and suppliers are asked for further clarification.

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•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•	Supplier indicated they have not provided all applicable SOR information received; and

•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

4.2	Survey Responses

Of 28 responding suppliers, 36% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to Interlink Electronics. Based on Source Intelligence’s smelter/refiner database5, and as shown in the CMCP Data Summary, there was an indication of DRC sourcing for 48 out of 235 verified smelters/refiners. There were only 4 of these SOR’s that were sourcing from covered countries and were not certified.

Consequently, Interlink has concluded that certain of its products in calendar year 2022 contain conflict minerals that may have originated in the Covered Countries and were not from scrap or recycled sources.

For those supply chains with SORs that are known or thought to be sourcing conflict minerals in the Covered Countries, additional investigation is needed to determine the source and chain-of-custody of the conflict minerals. For this reason, and because only 76% of the Identified Suppliers responded to our RCOI request for information, we are unable to determine whether any conflict minerals in products that we manufactured or had manufactured in 2022 financed or benefited armed groups in a Covered Country. However, of the 48 SORs that have been identified 44 have been certified Conflict Free by Third Party audit.

5 The information in the smelter/refiner database begins with supplier-provided information (CMRT data); Source Intelligence then performs additional research (internet, industry and government associations) and outreach (email and telephone) directly with these companies to confirm the data provided via CMRTs. The Source Intelligence Smelter Verification and Outreach Process includes research in an attempt to verify types of metal processing performed (including exclusive recycling), mine countries of origin, conflict-free certification status, and due diligence measures being conducted for those entities who are not conflict-free certified.

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4.3	SOR Summary

In response to our RCOI, our responding suppliers identified 235 SORs in their CMRTs which may have processed conflict minerals contained in materials, components or products provided to us. A list of these SORs is set forth in Annex I. We cross-referenced these SORs against the list of facilities that have received a “conflict free” designation from the Conflict-Free Smelter Program (“CFSP”) and its cross-recognized programs (e.g. the Responsible Jewellery Council and the London Bullion Market Association), whose designations provide country of origin and additional due diligence information on the conflict minerals sourced by such facilities. Of these 235 identified SORs 48 SORs were identified as sourcing from Covered Countries, as of April 21st, 2022. A list of these is set forth in Annex II:

•	44 of these SOR’s have received a “conflict free” designation from the CFSP and are considered “compliant”;

•	4 of these SOR’s are uncertified as of the above date

•	14 additional SOR’s were reported that are not on the known SORs or recognized as actively participating in the CFSP

•	11 of these are inactive, 1 is a non-processor and 2 are in process of being certified

Under the CFSP’s standards, “compliant” means a facility has been audited and found to be compliant with the relevant CFSP protocol, and “active” means a facility that is engaged in the program but has not yet been found to be compliant.

Each of the 44 SORs that we believe may source conflict minerals from the Covered Countries has received a “conflict free” designation from the CFSP.

5.	Risk Mitigation Efforts

Interlink believes that the Subject Minerals contained in our products originate from the countries listed in Annex III below, as well as from recycled and scrap sources.

Interlink intends to undertake the following additional steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

•	Encourage Identified Suppliers to provide additional, product-level information through ongoing communications with them;

•	Engage Identified Suppliers that provided incomplete responses, or failed to provide a response, for the Reporting Period to ensure that such suppliers provide a complete response for the calendar year ended December 31, 2022;

•	Continue to conduct and report annually on supply chain RCOI for the applicable conflict minerals;

•	Continue to refine our risk management strategy based on the results of our RCOI efforts; and

•	Communicate to any new suppliers our expectations with respect to conflict minerals, including through delivery of our Supplier Quality Manual; SQS 2002, Conflict Minerals Policy and our supplier qualification and assessment process.

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Annex I

SMELTERS AND REFINERS IN SUPPLY CHAIN

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235 Smelters Or Refiners (SOR's) Reported In Interlinks Supply Chain For 2022

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	8853 S.p.A.	CID002763	Italy
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa
Gold	Advanced Chemical Company	CID000015	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China
Gold	Metalor Technologies S.A.	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	United States
Gold	Asahi Refining Canada Ltd.	CID000924	Canada
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Geib Refining Corporation	CID002459	United States
Gold	L'Orfebre S.A.	CID002762	Andorra
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates
Gold	SAAMP	CID002761	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Indica
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
Gold	T.C.A S.p.A	CID002580	Italy

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Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Argor-Heraeus S.A.	CID000077	Switzerland
Gold	Asahi Pretec Corp.	CID000082	Japan
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Bangalore Refinery	CID002863	India
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	Aurubis AG	CID000113	Germany
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China
Gold	LT Metal Ltd.	CID000689	Korea, Republic of
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China
Gold	Boliden AB	CID000157	Sweden
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Gold	Torecom	CID001955	Korea, Republic of
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
Gold	PAMP S.A.	CID001352	Switzerland
Gold	United Precious Metal Refining, Inc.	CID001993	United States
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Valcambi S.A.	CID002003	Switzerland
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	Chugai Mining	CID000264	Japan

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Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Italpreziosi	CID002765	Italy
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Co., Ltd.	CID000855	China
Gold	PX Precinox S.A.	CID001498	Switzerland
Gold	Yamakin Co., Ltd.	CID002100	Japan
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	NH Recytech Company	CID003189	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Gold	Asahi Refining USA Inc.	CID000920	United States
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Royal Canadian Mint	CID001534	Canada
Gold	REMONDIS PMR B.V.	CID002582	Netherlands
Gold	Safimet S.p.A	CID002973	Italy
Gold	SAFINA A.S.	CID002290	Czech Republic
Gold	Kennecott Utah Copper LLC	CID000969	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
Gold	Dowa	CID000401	Japan
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan

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Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
Gold	Marsam Metals	CID002606	Brazil
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	Materion	CID001113	United States
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Tantalum	NPM Silmet AS	CID001200	Estonia
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand
Tantalum	TANIOBIS GmbH	CID002545	Germany
Tantalum	H.C. Starck Inc.	CID002548	United States
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	Telex Metals	CID001891	United States
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	D Block Metals, LLC	CID002504	United States
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Tantalum	QuantumClean	CID001508	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China

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Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China
Tantalum	KEMET de Mexico	CID002539	Mexico
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	AMG Brasil	CID001076	Brazil
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States
Tin	Metallo Belgium N.V.	CID002773	Belgium
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	Mineracao Taboca S.A.	CID001173	Brazil
Tin	Minsur	CID001182	Peru
Tin	Alpha	CID000292	United States
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China
Tin	Thaisarco	CID001898	Thailand
Tin	PT Bangka Serumpun	CID003205	Indonesia
Tin	Tin Technology & Refining	CID003325	United States
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia

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Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Tin	CRM Synergies	CID003524	Spain
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Timah Nusantara	CID001486	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	Luna Smelter, Ltd.	CID003387	Rwanda
Tin	PT Timah Tbk Mentok	CID001482	Indonesia
Tin	PT Timah Tbk Kundur	CID001477	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
Tin	Yunnan Tin Company Limited	CID002180	China
Tin	Rui Da Hung	CID001539	Taiwan
Tin	Dowa	CID000402	Japan
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Tin	PT Menara Cipta Mulia	CID002835	Indonesia
Tin	Metallo Spain S.L.U.	CID002774	Spain
Tin	EM Vinto	CID000438	Bolivia
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Tin	Fenix Metals	CID000468	Poland

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Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Moliren Ltd.	CID002845	Russian Federation
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Vietnam
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	Niagara Refining LLC	CID002589	United States
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	Masan High-Tech Materials	CID002543	Vietnam
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	China Molybdenum Co., Ltd.	CID002641	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China

Interlink Electronics Inc. Conflict Minerals Report 2022	13

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
Tungsten	Kennametal Fallon	CID000966	United States
Tungsten	Kennametal Huntsville	CID000105	United States
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China

Interlink Electronics Inc. Conflict Minerals Report 2022	14

Annex II

SMELTERS AND REFINERS SOURCING FROM COVERED COUNTRIES

Interlink Electronics Inc. Conflict Minerals Report 2022	15

44 Smelters Or Refiners (SOR's) Reported In Interlinks Supply Chain Who Source Metals from Covered Countries but are Certified Conflict Minerals Free by Third Party Audit For the Year 2022

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Country of Origin	Conflict-Free Certifications	Certified Smelter
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Zambia	LBMA, RMAP	YES
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Rwanda	RMAP	YES
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Zambia	LBMA, RMAP	YES
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	Rwanda	LBMA, RMAP	YES
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Congo (Brazzaville)	LBMA, RMAP	YES
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Rwanda	LBMA, RMAP	YES
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Tanzania	LBMA, RMAP	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	DRC- Congo (Kinshasa)	RMAP	YES
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Zambia	RMAP	YES
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	Rwanda	RMAP	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Zambia	RMAP	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Zambia	RMAP	YES
Tantalum	AMG Brasil	CID001076	Brazil	DRC- Congo (Kinshasa)	RMAP	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Zambia	RMAP	YES
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	Zambia	RMAP	YES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Zambia	RMAP	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	DRC- Congo (Kinshasa)	RMAP	YES
Tantalum	KEMET de Mexico	CID002539	Mexico	Zambia	RMAP	YES
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	Zambia	RMAP	YES
Tantalum	TANIOBIS GmbH	CID002545	Germany	Zambia	RMAP	YES
Tantalum	H.C. Starck Inc.	CID002548	United States	Rwanda	RMAP	YES
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	Rwanda	RMAP	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	Rwanda	RMAP	YES
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	Zambia	RMAP	YES
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Zambia	RMAP	YES
Tin	EM Vinto	CID000438	Bolivia	DRC- Congo (Kinshasa)	RMAP	YES
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Zambia	RMAP	YES
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	DRC- Congo (Kinshasa)	RMAP	YES

Interlink Electronics Inc. Conflict Minerals Report 2022	16

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Country of Origin	Conflict-Free Certifications	Certified Smelter
Tin	PT Bukit Timah	CID001428	Indonesia	DRC- Congo (Kinshasa)	RMAP	YES
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	DRC- Congo (Kinshasa)	RMAP	YES
Tin	PT Timah Nusantara	CID001486	Indonesia	Rwanda	RMAP - Active	YES
Tin	Thaisarco	CID001898	Thailand	Zambia	RMAP	YES
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	Congo (Brazzaville)	RMAP	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	DRC- Congo (Kinshasa)	RMAP	YES
Tin	Metallo Belgium N.V.	CID002773	Belgium	DRC- Congo (Kinshasa)	RMAP	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	Rwanda	RMAP	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	DRC- Congo (Kinshasa)	RMAP	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	Rwanda	RMAP	YES
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Rwanda	RMAP	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	DRC- Congo (Kinshasa)	RMAP	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	DRC- Congo (Kinshasa)	RMAP	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Rwanda	RMAP	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Zambia	RMAP	YES
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Rwanda	RMAP	YES

4 Smelters or Refiners (SOR's) Reported In Interlinks Supply Chain Who Source Metals from Covered Countries but are Not Certified Conflict Minerals Free by Third Party Audit For the Year 2022

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Country of Origin	Conflict-Free Certifications	Certified Smelter
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Rwanda	None	NO
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	Rwanda	None	NO
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	DRC- Congo (Kinshasa)	None	NO
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	Rwanda	None	NO
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	DRC- Congo (Kinshasa)	None	NO

Interlink Electronics Inc. Conflict Minerals Report 2022	17

Annex III

COUNTRIES FROM WHICH SUBJECT MINERALS SOURCED

Interlink Electronics Inc. Conflict Minerals Report 2022	18

Interlink believes that the Subject Minerals contained in its products originate from the 90 countries listed below, as well as from recycled and scrap sources.

Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Recycle/Scrap
Belarus	Ireland	Russian Fed
Belgium	Israel	Rwanda
Bermuda	Italy	Saudi Arabia
Bolivia	Japan	Sierra Leone
Brazil	Jersey	Singapore
Burundi	Kazakhstan	Slovakia
Cambodia	Kenya	South Africa
Canada	Korea, Rep of	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Congo (Brazzaville)	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania
DRC- Congo (Kinshasa)	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda
Estonia	Myanmar	UAE
Ethiopia	Namibia	United Kingdom
Finland	Netherlands	United States
France	New Zealand	Uzbekistan
Germany	Niger	Viet Nam
Ghana	Nigeria	Zambia
Guinea	Papua New Guinea	Zimbabwe

Interlink Electronics Inc. Conflict Minerals Report 2022	19